SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Technology Officer

Effective as of November 1, 2022, KULR Technology Group, Inc. (the “Company”) announced the appointment by the Company’s Board of Directors (the “Board”) of Dr. William Walker as Chief Technology Officer (“CTO”) of the Company.

Dr. Walker, age 32, who originally joined the company in March 2022 as Director of Engineering, has significant experience in professional and research related activities focused on thermo-electrochemical testing and analysis of lithium-ion (Li-ion) battery assemblies and related thermal management products designed for space exploration applications. Prior to joining the Company, from October 2021 to March 2022, Dr. Walker was a Research Scientist at Underwriters Laboratories Inc. since October of 2021. From June 2012 to October 2021, Dr. Walker was employed by the National Aeronautics and Space Administration (NASA) Johnson Space Center (JSC) where he focused on designing battery assemblies for human spaceflight applications capable of safely mitigating the effects of thermal runaway and preventing cell-to-cell propagation. Dr. Walker was recognized with a NASA Trailblazer award and with the RNASA Stellar Award for early career contributions to Li-ion battery thermal analysis and calorimetry methods. Dr. Walker continues to be engaged in the academic and professional communities focused on battery safety. Dr. Walker received his B.S. in Mechanical Engineering at West Texas A&M University (WTAMU) and Ph.D. in Materials Science and Engineering at the University of Houston (UH).

Dr. Walker will receive an annual salary of $210,000. In connection with his appointment, the Board granted Dr. Walker 100,000 shares of the Company’s common stock, which shall vest in four equal annual installments. No arrangement or understanding exists between Dr. Walker and any other persons pursuant to which he was appointed to the management of the Company. Dr. Walker has not engaged in any transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

In recognition of Dr. Walker’s value to the Company and his appointment to the CTO position, Dr. Timothy Knowles changed his title from Chief Technology Officer to Executive Technical Fellow. Dr. Knowles’ change in title was not as a result of any disagreements with the Company on any matter relating to its operations, policies or practices. Dr. Timothy Knowles will also remain a director of the Board.

Appointment of Lead Director of the Board

Effective as of November 1, 2022, the Board appointed Dr. Joanna Massey as lead director (the “Lead Director”) of the Board. Dr. Massey has served on the Board, and its committees, since June 2021. The Board, believing that the Lead Director position would enhance corporate governance and relieve certain duties of the Board’s Chairman, Michael Mo, to allow him to focus on the performance of his Chief Executive Officer duties, designated certain responsibilities to be fulfilled by the Lead Director, including but not limited to: (i) coordinating the activities of the independent directors; (ii) setting the agenda for board meetings in conjunction with the CEO and corporate secretary; (iii) chairing executive sessions of the independent directors; and (iv) performing such other duties as are assigned from time to time by the board.

Management Equity Incentive Grants

Effective as of November 1, 2022, the Board unanimously approved equity grants, to each of Dr. Joanna Massey and Morio Kurosaki, equal to 30,000 shares of the Company’s common stock to be vested in four equal quarterly installments (the first vest to occur on December 31, 2022), and grants of a fully vested 7,500 shares for services performed during the quarter ended September 30, 2022.

Effective as of November 1, 2022, the Board also unanimously approved the termination of a previously issued equity incentive grant of 1,500,000 to each of Keith Cochran and Michael Mo, which grants had vesting schedules corresponding with the achievement of certain market-capitalization milestones. In order to more accurately reflect the incentive compensation that the previously issued grants were intended to achieve, the Board approved replacement equity grants to each of Keith Cochran and Michael Mo in the form of Restricted Stock Units (“RSUs”) for the stock settlement of 1,500,000 shares, which RSUs contain provisions for delayed stock settlement and for vesting to occur in four equal annual installments. The foregoing is a summary description of certain terms of the RSUs. For a full description of their terms, please refer to the copy of the RSUs that is incorporated by reference and filed herewith as Exhibits 10.1 and 10.2.

Item 7.01	Regulation FD Disclosure

On November 1, 2022, the Company issued a press release announcing Will Walker’s appointment as CTO of the Company.

A copy of the above-mentioned press release is attached herewith as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

Exhibit No.	Description
10.1	Restricted Stock Unit Agreement by and between the Company and Michael Mo
10.2	Restricted Stock Unit Agreement by and between the Company and Keith Cochran
99.1	Press Release dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: November 1, 2022	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer